Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

November 16, 2010

Nobel Learning Communities, Inc.

1615 West Chester Pike

West Chester, Pennsylvania 19382

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 (the “Registration Statement”) of Noble Learning Communities, Inc., a Delaware corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers a total of 1,400,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) for issuance pursuant to the Nobel Learning Communities, Inc., 2010 Omnibus Incentive Equity Compensation Plan (the “2010 Stock Incentive Program”).

We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date, the 2010 Stock Incentive Program and such other documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the 2010 Stock Incentive Program, will be legally issued, fully paid, and non-assessable.

Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect as of the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

/s/ Pepper Hamilton LLP
PEPPER HAMILTON LLP